UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2006 (August 30, 2006)

BioDelivery Sciences International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28931	35-2089858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2501 Aerial Center Parkway, Suite 205 Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 653-5160

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 7.01 and 8.01. Regulation FD Disclosure and Other Events.

On August 30, 2006, BioDelivery Sciences International, Inc. (“BDSI”) delivered to CDC IV, LLC (“CDC”) a Notice of Breach and Demand for Dispute Resolution (the “Notice”) pursuant to the Clinical Development and License Agreement (the “CDLA”), dated July 14, 2005, by and among BDSI, CDC and Arius Pharmaceuticals, Inc., a wholly-owned subsidiary of BDSI. A copy of such notice is attached hereto as Exhibit 10.1 and is incorporated herein by reference. CDC is an affiliate of Care Capital, LLC of Princeton, New Jersey, and a majority of CDC’s equity interests are (based on public filings) owned by Elliot Associates L.P., a New York hedge fund.

In the Notice, BDSI claims that CDC has damaged BDSI in that:

1. CDC violated the CDLA when, without knowledge or consent of BDSI, CDC, using proprietary and confidential information of BDSI protected by the terms of the CDLA, made an offer in May 2006 to acquire, directly from BDSI’s licensor, the remaining interest in BEMATM Fentanyl and/or the BEMATM technology for its own financial benefit;

2. CDC has repeatedly and willfully refused to: (i) convene or designate its representatives to the Development Committee required under the CDLA, despite BDSI’s numerous requests to do so and (ii) respond to repeated requests from BDSI for collaboration with BDSI management on the BEMATM Fentanyl program as provided for under the CDLA; and

3. CDC has willfully refused (despite BDSI’s requests) to comply with the negotiated dispute resolution provisions of the CDLA.

In the Notice, BDSI reserved the right to make additional claims against CDC and demanded that the foregoing and all claims under the CDLA be submitted immediately for resolution pursuant to the dispute resolution mechanisms set forth in the CDLA.

For more information regarding the terms of the CDLA, see BDSI’s current reports on Form 8-K, dated July 15, 2005 and May 16, 2006.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Notice of Breach and Demand for Dispute Resolution, sent August 30, 2006, from BDSI to CDC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 31, 2006	BIODELIVERY SCIENCES INTERNATIONAL, INC.

	By:	/s/ Mark A. Sirgo
	Name:	Mark A. Sirgo
	Title:	President and Chief Executive Officer